UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2010

EROOMSYSTEM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-31037	87-0540713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1072 Madison Ave., Lakewood, NJ 08701
(Address of principal executive offices)

Registrant's telephone number, including area code: (732) 730-0116

Not Applicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2010, Mr. Herbert Hardt resigned from his position as director of eRoomSystem Technologies, Inc. (the “Company”), effective as of such date. Mr. Hardt’s resignation is not in connection with any known disagreement with the Company on any matter. We are providing Mr. Hardt with a copy of this current report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between Mr. Hardt and the Company, the Board or any executive officer of the Company regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement. The Company has not yet appointed a replacement for Mr. Hardt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eRoomSystem Technologies, Inc.
(Registrant)

Date: December 28, 2010

	By:	/s/ David A. Gestetner
	Name:	David A. Gestetner
	Title:	President, Chief Executive Officer, Secretary,
and Chairman of the Board
(Principal Executive, Financial,
and Accounting Officer)